                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

  Filed by the registrant /X/

  Filed by a party other than the registrant / /

  Check the appropriate box:

  / / Preliminary proxy statement           / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

  /X/ Definitive proxy statement

  / / Definitive additional materials

  / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         HOUSEHOLD INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         HOUSEHOLD INTERNATIONAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  / / Fee paid previously with preliminary materials.

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  / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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

[Household Letterhead]

[COPY WHITE]

                                                                  March 31, 1995

Dear Stockholder:

  The directors and officers of Household International, Inc., cordially invite you to attend the Annual Meeting of Stockholders which will be held at Household's corporate headquarters in Prospect Heights, Illinois, on Wednesday, May 10, 1995, at 9:30 a.m. As we have done in the past, we will report on the progress and prospects of Household while providing you with an opportunity to ask questions about your company.

  At this meeting you will be able to elect your new Board of Directors for the upcoming year and you will be asked to approve an Employee Stock Purchase Plan for Household employees. This stock purchase plan is one of the ways we promote a strong alliance between Household employees and our stockholders. As owners of Household, we expect all of our employees to act in the best interests of its stockholders in every decision they make. Lastly, you will vote on whether to ratify the appointment of Arthur Andersen LLP as our independent auditors for 1995.

  This past year we have added several new individuals to your board. This action was taken to provide for a smooth transition of the leadership of Household as certain directors will be retiring over the next two years as a result of attaining Household's mandatory retirement age for directors. Please take the time to meet William F. Aldinger, our President and Chief Executive Officer, John A. Edwardson, President of UAL Corporation and United Airlines, Inc., George A. Lorch, Chairman and Chief Executive Officer of Armstrong World Industries, Inc., James B. Pitblado, former Chairman of RBC Dominion Securities, Inc., and S. Jay Stewart, Chairman and Chief Executive Officer of Morton International Inc., each of whom will be attending their first Household annual meeting and are standing for election to Household's Board. These individuals bring to your Board of Directors a broad range of experience and demonstrated leadership capabilities. Their personal and professional accomplishments are exemplary.

  We feel it is important that as many stockholders as possible be represented at the meeting as this is your meeting, your opportunity to meet management and the Board of Directors and to discuss the direction of your company. Last year, stockholders holding over 88 percent of the outstanding shares entitled to vote either voted in person or by proxy at the annual meeting. We appreciate this interest of our stockholders in the affairs of Household and hope that those entitled to vote at this annual meeting will again take the time to do so. Consequently, regardless of whether you now expect to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly.

  Again, please consider joining us for the 1995 Annual Meeting of Stockholders. We look forward to visiting with you.

Sincerely,

[SIG]                                                 [SIG]
WILLIAM F. ALDINGER                                   DONALD C. CLARK
President and                                         Chairman of the Board
Chief Executive Officer

[Household Letterhead]

NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                                                                  March 31, 1995
To the Stockholders of HOUSEHOLD INTERNATIONAL, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of Household International, Inc. ("Household") will be held at Household's headquarters at 2700 Sanders Road, Prospect Heights, Illinois 60070, on Wednesday, May 10, 1995, at 9:30 a.m. for the purpose of (1) electing directors, (2) approving the Household International Employee Stock Purchase Plan, (3) ratifying the appointment of Arthur Andersen LLP as the independent auditors for Household, and (4) transacting any other business which may properly come before the meeting. Stockholders entitled to notice of and to vote at the meeting are the holders of record of Household's common stock, par value $1.00 per share ("Common Stock") and of its $6.25 Cumulative Convertible Voting Preferred Stock ("$6.25 Preferred Stock"), all as of the close of business on March 15, 1995.

  YOUR VOTE IS IMPORTANT TO HOUSEHOLD. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE ANNUAL MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. The giving of such proxy will not affect your right to vote in person if you attend the meeting.

                                               By Order of the Board of
                                               Directors,
                                               [Sig.]

                                               JOHN W. BLENKE
                                               Assistant General Counsel
                                               and Secretary

[MAP]

  Household's headquarters is located on Sanders Road in Prospect Heights, Illinois, approximately 25 miles northwest of downtown Chicago. Stockholders attending the meeting who will be using the Tri-State Tollway (Interstate Route
294) should exit at Willow Road, travel west on Willow Road to Sanders Road, and turn left at Sanders Road. Household's corporate headquarters is not served by public transportation.

  Parking facilities will be available for all those attending, and refreshments will be served beginning at 9:00 a.m.

[Household Letterhead]

PROXY STATEMENT

  Your proxy for the Annual Meeting of Stockholders is solicited by Household's Board of Directors. It is revocable by you prior to exercise by written revocation, execution of a later dated proxy, or voting in person at the meeting. This proxy statement and proxy are being mailed to stockholders on or about March 31, 1995.

  The close of business on March 15, 1995, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. As of the close of business on that date, the number of outstanding shares of Household stock entitled to vote at the meeting are as follows: 96,909,414 shares of Common Stock (not including 18,215,872 shares of Common Stock held in treasury), and 47,904 shares of $6.25 Preferred Stock (not including 1,887,295 shares of $6.25 Preferred Stock held in treasury). Each share of Common Stock and $6.25 Preferred Stock is entitled to one vote; however, shares of Common Stock and $6.25 Preferred Stock which Household holds in treasury cannot be voted.

  Shares represented by all properly executed proxies will be voted as specified by you; however, if no such specification is made, the shares will be voted "FOR" each of the listed nominees to the Board of Directors, "FOR" the approval of the Household International Employee Stock Purchase Plan and "FOR" the ratification of the appointment of Arthur Andersen LLP as the independent auditors for Household. In determining whether shares are present and a quorum exists at the Annual Meeting of Stockholders for purposes of all matters to be voted on, abstentions and "broker non-votes", i.e., shares which are represented by proxies at the meeting for which authority to vote on any particular matter is withheld, will be present. The affirmative vote by a majority of the quorum will be required for the election of Household's fourteen directors and to ratify Arthur Andersen LLP as the independent auditors for Household. The vote of the holders of a majority of the outstanding shares present at the meeting and entitled to vote shall be required for the approval of the Household International Employee Stock Purchase Plan. With respect to the election of directors and the ratification of Arthur Andersen LLP, abstentions and broker non-votes will have the same effect as a vote against. With respect to the approval of the Household International Employee Stock Purchase Plan, abstentions will have the effect of a vote against such approval but broker non-votes will not.

  If you are a participant in the Household Dividend Reinvestment and Common Stock Purchase Plan ("DRS Plan"), the proxy represents the number of full and fractional shares of Common Stock held in your DRS Plan account, as well as shares of Common Stock and $6.25 Preferred Stock registered in your name. If you are a participant in the Household International Tax Reduction Investment Plan

("TRIP"), an employee benefit plan of Household, the proxy will also serve as your voting instructions to the Trustee of TRIP, Vanguard Fiduciary Trust Company, for shares of Common Stock held in your TRIP account. If your voting instructions are not received by the tabulator, Harris Trust and Savings Bank, by May 5, 1995, for shares of Common Stock in TRIP, those shares will be voted by the Trustee in the same manner as the majority of shares for which voting instructions are received from TRIP participants. For example, with respect to the election of directors, the Trustee shall vote all unvoted shares of Common Stock in TRIP for the fourteen nominees (the number of directors to be elected at the annual meeting) who receive the most votes pursuant to such voting instructions.

  The cost of soliciting proxies will be borne by Household. In addition to solicitations by mail, personal solicitations without special compensation may be made by officers, directors, or employees of Household and its subsidiaries in person or by telephone. Household has also retained Corporate Investor Communications, Inc., to aid in the solicitation of proxies at a cost of $6,000 plus reimbursement of out-of-pocket expenses.

  Household has a policy that all proxies, consents, ballots and voting materials that identify the vote of specific stockholders will be kept permanently confidential and will not be disclosed to anyone other than the inspectors of election and the tabulator; provided, however, that confidential treatment will not apply when it is not in compliance with law or under circumstances involving a contested proxy or consent solicitation. The tabulator will provide all comments written on or accompanying proxies to Household, along with the name of the stockholder, without indication of the stockholder's vote, except where the vote is included in the comment or necessary for an understanding of the comment.

ELECTION OF HOUSEHOLD DIRECTORS

  Currently, there are sixteen members of Household's Board of Directors. Gordon
P. Osler, a Director of Household since 1972, and Arthur E. Rasmussen, a Director of Household since 1967, will be retiring from the Board of Directors as a result of attaining Household's mandatory retirement age for Directors. The Board of Directors wishes to thank Messrs. Osler and Rasmussen for their services to Household over the years. With Messrs. Osler and Rasmussen not standing for reelection to the Board of Directors, the Board has fixed the number of Directors of Household at fourteen commencing with the 1995 Annual Meeting of Stockholders.

  The persons named in the accompanying Household proxy intend to vote for the following fourteen nominees to the Board of Directors to hold office for the ensuing year and until their successors shall be elected and shall qualify. It is expected that each of the nominees will be able to serve, but if a vacancy or vacancies should occur among them for any reason, the said proxies reserve discretion to vote for, against or to refrain from voting for a substitute nominee or nominees.

Information Regarding Nominees

Name, Principal Occupation, and                                        Year First Elected a
     Business Associations                                 Age         Director of Household
--------------------------------------------------------------------------------------------
WILLIAM F. ALDINGER                                        47                  1994

President and Chief Executive Officer, Household International, Inc.

Mr. Aldinger joined Household in September, 1994, as President and Chief Executive Officer.
He previously served as Vice Chairman of Wells Fargo Bank and a director of several Wells
Fargo subsidiaries since 1986. Mr. Aldinger is also a director of Household Finance
Corporation (a subsidiary of Household).

DONALD C. CLARK                                            63                  1974

Chairman of the Board, Household International, Inc.

Mr. Clark has been with Household since 1955. He was elected Chairman of the Board in 1984, and served as Chief Executive Officer of Household from 1982 through 1994 and President from 1977 through 1987. He is also a director of Ameritech Corporation, Household Finance
Corporation (a subsidiary of Household), Schwitzer, Inc., Scotsman Industries, Inc., and
Warner-Lambert Company.

ROBERT J. DARNALL                                          57                  1988

Chairman, President and Chief Executive Officer, Inland Steel Industries, Inc.
(Carbon Steel Manufacturer and Industrial Materials Distributor)

Mr. Darnall was appointed Chairman and Chief Executive Officer in 1992 and has been
President and a director of Inland Steel Industries, Inc. since 1986. From 1984 to 1986 he was President and Chief Operating Officer--Integrated Steel of Inland Steel Company. Mr.
Darnall is also a director of Cummins Engine Company, Inc.

GARY G. DILLON                                             60                  1984

Chairman of the Board, President and Chief Executive Officer, Schwitzer, Inc.
(Manufacturer of Engine Components)

Mr. Dillon was appointed Chairman of the Board in 1992 and has been President, Chief
Executive Officer, and a director of Schwitzer, Inc. since 1989. He previously served from
1982 through 1989 as President and Chief Executive Officer of Household Manufacturing, Inc.,
the former diversified manufacturing subsidiary of Household.


Name, Principal Occupation, and                                        Year First Elected a
Business Associations                                           Age    Director of Household
--------------------------------------------------------------------------------------------
JOHN A. EDWARDSON                                                45            1995

President of UAL Corporation and United Airlines, Inc.
(Airline Industry)

Mr. Edwardson was appointed President and a member of the Board of Directors of both UAL
Corporation and United Airlines, Inc. in 1994. He previously served as Executive Vice
President and Chief Financial Officer of Ameritech Corporation, Northwest Airlines, and
Imcera Group, Inc.

MARY JOHNSTON EVANS                                              65            1977

Director

Mrs. Evans served as Vice Chairman of the Board of AMTRAK (National Railroad Passenger
Corporation) between 1974 and 1979. In addition to being a director of Household, Mrs. Evans is a director of Baxter International Inc., Delta Air Lines, Inc., The Dun & Bradstreet
Corp., Saint-Gobain Corp., Scudder New Europe Fund, and Sun Company, Inc. She is also a
Member of the Advisory Board of Morgan Stanley & Co. Incorporated and a Trustee of several investment trusts of the American Association of Retired Persons.

CYRUS F. FREIDHEIM, JR.                                          59            1992

Vice Chairman, Booz, Allen & Hamilton, Inc.
(Management Consulting Firm)

Mr. Freidheim is Vice Chairman of Booz, Allen & Hamilton, Inc., with which he has been affiliated since 1966. He is also a director of LaSalle Street Fund Inc. and Security
Capital Group, Inc.

LOUIS E. LEVY                                                    62            1992

Director

Mr. Levy retired as Vice Chairman of KPMG Peat Marwick LLP in 1990, having been with the firm since 1958. Mr. Levy is also a director of Alex Brown/Flag Investors Group of Mutual
Funds and Kimberly-Clark Corporation.

Name, Principal Occupation, and                                        Year First Elected a
     Business Associations                                      Age    Director of Household
--------------------------------------------------------------------------------------------
GEORGE A. LORCH                                                  53            1994

Chairman and Chief Executive Officer, Armstrong World Industries, Inc.
(Manufacturer of Interior Furnishings and Industrial Products)

Mr. Lorch was appointed Chairman of the Board in 1994 and President and Chief Executive
Officer in 1993 and has been a director of Armstrong World Industries, Inc. since 1988. He has been affiliated with Armstrong since 1963. He is also a director of The Stanley Works.


JOHN D. NICHOLS                                                  64            1988

Chairman and Chief Executive Officer, Illinois Tool Works Inc.
(Manufacturer of Specialty-Engineered Products and Systems)

Mr. Nichols was appointed Chairman and Chief Executive Officer of Illinois Tool Works Inc.
in 1986, having previously served as its President and Chief Executive Officer since 1982, and has been a director of Illinois Tool Works Inc. since 1981. He is also a director of
Philip Morris Companies Inc., Rockwell International Corporation, and Stone Container
Corporation.


JAMES B. PITBLADO                                                62            1994

Director

Prior to his 1994 retirement, Mr. Pitblado had been a Senior Executive with RBC Dominion
Securities, Inc. of Toronto, Canada and its predecessor companies for 35 years and served as Chairman from 1985 until 1992. He previously served between 1984 and 1994 as a director of Household Financial Corporation Limited (the Canadian business unit of Household). Mr.
Pitblado is a member of the board of Consumers Gas.


S. JAY STEWART                                                   56            1994

Chairman and Chief Executive Officer, Morton International, Inc.
(Diversified Manufacturer)

Mr. Stewart became Chairman of the Board and Chief Executive Officer of Morton
International, Inc., in 1994 and has been a director since 1989. From 1989 through 1994 he was President and Chief Operating Officer of Morton International.

Name, Principal Occupation, and                                        Year First Elected a
     Business Associations                                      Age    Director of Household
--------------------------------------------------------------------------------------------
LOUIS W. SULLIVAN, M.D.                                          61            1993

President of Morehouse School of Medicine
(Educational Institution)

Dr. Sullivan served from 1981 to 1989 and is currently President of the Morehouse School of
Medicine in Atlanta, Georgia. From 1989 to 1993 he served as United States Secretary of
Health and Human Services. Dr. Sullivan is also a director of Bristol-Myers Squibb Company,
CIGNA Corporation, Equifax Inc., General Motors Corporation, Georgia-Pacific Corporation,
and Minnesota Mining and Manufacturing Company.


RAYMOND C. TOWER                                                 70            1984

Director

Mr. Tower retired in 1990 as President and Chief Operating Officer of FMC Corporation, a
position he held since 1980. FMC Corporation is a producer of chemicals and machinery for industry, government, and agriculture. He also retired as Chairman and Chief Executive
Officer of FMC Gold Company in 1990. Mr. Tower is also a director of Inland Steel
Industries, Inc. and Wellman, Inc.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR
DIRECTORS.

THE BOARD OF DIRECTORS

  The business and affairs of Household are managed under the direction of the Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of Household rather than its day-to-day operation. The prime responsibility of the Board of Directors is to represent the interests of Household's stockholders, as a whole, in directing the management of Household so as to protect and enhance its assets and its earnings. As part of this responsibility, the Board selects, evaluates and provides for the succession of top management and, subject to shareholder election, directors; reviews and approves corporate objectives and long-range plans and strategies; approves any proposed major commitment of corporate resources and participates in decisions that have potential major economic impact upon Household. The Board of Directors considers the impact of its decisions on not only Household's stockholders, but also on Household's employees, customers, local communities and the public in general. The Directors are kept informed of Household's businesses by reports and documents sent to them or presented at meetings of the Board and its committees by officers and employees of Household and its subsidiaries.

  The Board of Directors held a total of seven meetings during 1994. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he/she served, except for Mr. Lorch. Mr. Lorch joined Household's Board of Directors on September 13, 1994, and was not able to attend the November, 1994, meeting of the Board of Directors. Consequently, Mr. Lorch attended only two of the three meetings held since he was appointed to Household's Board of Directors, including the Compensation and Nominating Committees.

COMMITTEES OF THE BOARD

  The AUDIT COMMITTEE, which is composed entirely of Directors who are not officers or employees of Household, reviews the internal accounting, operating and compliance controls and internal audit functions of Household and its subsidiaries, Household's accounting principles, policies, and practices and financial reporting, the scope of the audits conducted by Household's independent and internal auditors, Household's annual financial statements, and non-audit services of the independent auditor. The Audit Committee also recommends to the Board the selection of the principal independent auditor, subject to ratification by Household's stockholders. During 1994 the Audit Committee met four times. L. E. Levy is Chairman of the Audit Committee, and other current members include G. G. Dillon, M. J. Evans, G. P. Osler, J. B. Pitblado, and A. E. Rasmussen.

  The COMPENSATION COMMITTEE, which is composed entirely of Directors who are not officers or employees of Household, determines the salaries, bonuses, short- and long-term incentive awards, restricted stock rights, and stock options of Household's senior management and recommends to the Board the adoption of, or significant amendments to, Household's employee benefit plans in which senior management participate. The current members of the Compensation Committee, which met six times during 1994, are R. C. Tower, Chairman, R. J. Darnall, M. J. Evans, C. F. Freidheim, Jr., L. E. Levy, G. A. Lorch, and S. J. Stewart. (See "Report of the Compensation Committee on Executive Compensation" on pages 11 to 17.)

  The EXECUTIVE COMMITTEE may, with some exceptions, exercise the powers of the Board in the management of the business and affairs of Household during intervals between meetings of the Board. The current members of the Executive Committee, which met five times during 1994, are J. D. Nichols, Chairman, W. F. Aldinger, D. C. Clark, R. J. Darnall, G. P. Osler, A. E. Rasmussen, and R. C. Tower.

  The FINANCE COMMITTEE reviews and makes recommendations to the Board pertaining to Household's dividend policy and reviews and approves the financial structure and financing requirements and plans of Household and its subsidiaries. The current members of the Finance Committee, which met twice in 1994, are G. P. Osler, Chairman, W. F. Aldinger, D. C. Clark, G. G. Dillon, C.
F. Freidheim, Jr., L. E. Levy, J. B. Pitblado, and L. W. Sullivan.

  The NOMINATING COMMITTEE, which is composed entirely of Directors who are not officers or employees of Household, recommends to the Board the slate of directors to be nominated for election to the Board at each Annual Meeting of Stockholders, recommends the election of individuals to fill any vacancies which may occur on the Board, and reviews management succession and development plans. Additionally, the Nominating Committee reviews annually the size and composition of the Board of Directors and also recommends to the Board any changes in compensation for Directors. In accordance with the bylaws of Household, the Nominating Committee will consider proposed nominations recommended by Household's stockholders if such recommendations are submitted in writing and sent to the Secretary of Household at Household's headquarters. Any stockholder wishing to submit a recommendation for a proposed nominee should contact the Secretary to verify the procedures to be followed for such purpose. The Nominating Committee met four times in 1994, and its current members are A. E. Rasmussen, Chairman, R. J. Darnall, G. G. Dillon, G. A. Lorch, S. J. Stewart, L.
W. Sullivan, and R. C. Tower.

  Mr. Nichols, as Chairman of the Executive Committee, is an "ex officio" non-voting member of the Audit, Compensation, Finance, and Nominating Committees.

COMPENSATION COMMITTEE INTERLOCKS

  In accordance with the rules promulgated by the Securities and Exchange Commission ("SEC"), an interlock relationship exists between Messrs. Clark and Dillon. Mr. Dillon did not serve on the Compensation Committee of Household, and therefore did not actively participate in the determination of salaries, bonuses and incentive awards to members of Household's senior management, including Mr. Clark. However, Mr. Clark became a member of the Compensation Committee of Schwitzer, Inc. in June 1994, a company that is not affiliated with Household, of which Mr. Dillon is Chairman of the Board, President and Chief Executive Officer. In such position, Mr. Clark did participate in discussions relating to Mr. Dillon's compensation from Schwitzer, Inc.

DIRECTORS' COMPENSATION

  In 1994, non-management Directors of Household received an annual cash retainer of $30,000, an annual cash retainer of $4,000 for each committee on which a Director serves, and, in certain instances, shares of Household Common Stock as described below. Household does not pay any meeting attendance fees to any of its Directors. The Chairmen of the Audit, Compensation, Finance and Nominating Committees received an additional $5,000 per year, and the Chairman of the Executive Committee received an additional $30,000 per year. Messrs. Aldinger and Clark, Directors and current employees of Household, do not receive any additional compensation related to their service on Household's Board of Directors.

  During 1995, a program was implemented whereby non-management Directors of Household may elect to receive all or a portion (in increments of 25%) of their cash compensation in shares of Household Common Stock. In addition, a Deferred Fee Plan for Directors was approved in which non-management Directors may choose to defer all or a portion (in increments of 25%) of their cash compensation to a future period in time. During the deferred period, Directors may choose to have their deferred compensation invested in either (a) units comprised of phantom shares of Household Common Stock, with dividends credited as additional units on each dividend payment date for Household Common Stock, or (b) cash, with interest credited at a rate equal to the United States five-year treasury rate plus the spread over that rate required by the market to be paid by Household Finance Corporation (the principal subsidiary of Household) for borrowings of the same duration. At the end of the deferred period, all payments under the Deferred Fee Plan for Directors will be made in cash in either a lump sum or quarterly or annual installment payments as selected by the Director.

  Household has awarded to Directors who are not officers or employees of Household 1,300 shares of Common Stock. These shares, however, are subject to forfeiture to Household unless "earned" by the Director through continued service on Household's Board for five successive annual meetings. Pursuant to the award, 200 shares are earned at the first and second annual meeting and 300 shares are earned at the third, fourth and fifth annual meeting. None of the shares may be sold by a Director prior to the date of the fifth Annual Meeting of Stockholders so long as such Director is still serving on Household's Board.

  Household provides non-management Directors with $250,000 of accidental death and dismemberment insurance and a $10 million Personal Excess Liability Insurance Policy. Also, all non-management Directors who complete ten years of service on the Board, or attain Household's mandatory retirement age for Directors and have three years of service, are entitled upon retiring from the Board to continue receiving the Director's annual cash retainer then in effect for the period equal to the Director's years of service on the Board up to a maximum of ten years. Also, under Household's Matching Gift Program, Household matches charitable gifts to qualified organizations (subject to a maximum of $10,000 per year), with a double match for the first $500 donated to higher education institutions (both public and private) and eligible non-profit organizations which promote neighborhood revitalization or economic development for low and moderate income population. In addition, each non-management Director may request Household contribute up to $5,000 annually to charities of the Director's choice which qualify under Household's philanthropic program.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The disclosure contained in this section of Household's Proxy Statement should not be incorporated by reference into any prior or future filings by Household with the SEC pursuant to the Securities Act of

1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act") that incorporate therein portions of this Proxy Statement.

GENERAL

  The Compensation Committee of Household's Board of Directors determines salaries and salary ranges for (including the payment of annual or special bonuses to) (i) employees of Household and its subsidiary corporations who are members of the Board; and (ii) other employees of Household or its subsidiaries who earn a yearly salary exceeding an amount which the Compensation Committee, in its discretion, may fix from time to time (which amount is currently set at $250,000). The Compensation Committee also recommends to the Board of Directors the creation or amendment of any pension, profit sharing or tax-qualified employee benefit plan or program of Household or any long- or short-term executive compensation plan or program of Household whose participants include executives whose salaries are determined by the Compensation Committee (except certain amendments to Household's tax-qualified employee benefit plans and trusts, and any supplemental plans thereunder, which the officers of Household are authorized to make on an ongoing basis as they shall deem advisable to facilitate the administration of such plans or to conform such plans to applicable laws or regulations); and grants performance units, performance shares, stock appreciation rights, restricted stock rights, options, or other awards under any long-term executive compensation plan or program of Household whose participants include executives whose salaries are determined by the Committee. The Compensation Committee meets annually to approve the goals (financial, non-financial, objective and subjective) for each of the executive officers named herein and meets again after the conclusion of the time period in which such goals were to be performed to determine the level of performance against those goals and the resulting compensation to be paid to such officers for such performance. A report pertaining to those goals and such officer's performance is then presented to and reviewed by the Board of Directors of Household.

  Household has retained the services of Hewitt Associates, a compensation consulting firm, to assist the Committee in connection with performance of its various duties. Hewitt Associates has been retained in this capacity since 1980. Hewitt Associates provides advice to the Committee with respect to the competitiveness of compensation paid to senior officers of Household. In doing so, that firm takes into account the compensation programs, payment history and compensation goals of Household and compares it to compensation plans and amounts paid by competing companies. Hewitt Associates has reviewed the compensation for the Chief Executive Officer and the next four most highly paid officers for 1994 and has reported to the Committee that, in its opinion, the compensation of such officers is within current market practice.

COMPENSATION PHILOSOPHY AND GOALS

  Household's compensation practices must be competitive with the marketplace. Household strives to provide a total compensation package to key executives which will support Household's focus on the enhancement of shareholder value, as well as long-term strategic goals. During 1993 the United States Internal Revenue Code was modified with regard to compensation paid to key executive officers of a public company. Household has established compensation programs which it believes meet all the current tests required for compensation to be deductible to Household for federal income tax purposes. In the future, it is the Committee's intent to modify, when necessary, compensation plans for Household's executive officers so that Household's federal tax deduction is at all times maximized. However, the Committee reserves the right to use good independent judgment, on a case by case basis, to attract and retain qualified executives to manage Household and to reward its employees for excellent service while taking into consideration the financial effects such action may have on Household.

  It is Household's belief that the total compensation opportunity for each executive at the present time should include, as a significant component, payment based on the financial performance of Household. For the executive officers of Household, other than Messrs. Clark and Aldinger, financial performance for 1994 was measured in one or more of the following ways: the net income for Household's core business (i.e., the Finance and Banking segment and the Individual Life Insurance segment) or a particular business unit thereof; the attainment of a targeted loss reserve ratio for their respective business unit; the increase in managed receivables for a business unit by a targeted amount; and return-on-managed assets for a particular business unit. The relative weights, if any, assigned to each of the noted factors differ from executive to executive and may change from time-to-time as circumstances warrant.

  The goals of Household's executive compensation policy are to:

- Recruit and retain exceptional executive talent;

- Reward excellent performance on an individual, business unit and corporate basis;

- Encourage stock ownership by executives and create an opportunity for executives, over their career, to accumulate a significant ownership interest in Household based on their performance and contributions to the creation of shareholder value; and

- Offer a total compensation package targeted between the 50th-75th percentile of the defined marketplace, premised however, on achievement of excellent performance as determined by the Compensation Committee.

  There are four elements to Household's executive compensation program, each consistent with its compensation philosophy:

Base Salary: Determined by individual financial and non-financial performance, position in salary range, and general economic conditions. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. The establishment of midpoint levels are reviewed on an annual basis to ensure competitiveness.

Annual Bonus: Tied directly to Household's and/or a business unit's financial performance as well as individual performance. The purpose of the annual bonus is to place a significant part of the executive's total compensation at risk and to reward executives for the achievement of individual, business unit and corporate financial and operational goals. Annual bonuses are intended to reward the achievement of excellent performance. Therefore, when certain objective or subjective performance goals are not met, annual bonuses may be reduced or not paid.

Long-Term Incentive: The purpose of these plans is to create an opportunity for executives to share in the enhancement of shareholder value through non-qualified stock options, restricted stock rights, performance share awards and performance unit awards. The overall goal of this component of pay is to create a link between the management of Household and its shareholders through stock ownership by management and incentive compensation based on the achievement of specific financial measures.

Executive Benefits: Household provides its executive management with the broad benefit coverages available to all employees as well as specific, targeted supplemental benefits that are necessary to be competitive in this area.

EXECUTIVE OFFICER COMPENSATION

- Chief Executive Officers

  During 1994 Household had two chief executive officers. Until September 13, 1994, Mr. Clark acted in this capacity. On that date Mr. Aldinger assumed these duties and continues to be the Chief Executive Officer and President of Household. The 1994 base salary level for the position of Chief Executive Officer was determined by the Committee through the use of market data prepared by Hewitt Associates for positions of a similar nature. The goal of this process was to assign a value to this position that was representative of similar positions within a group of industry peers ("Peer Group"), based on a regression analysis of that position using asset size as the independent variable while taking into consideration any rights such individual may have under his employment agreement with Household as described herein and the years of service such individual has in that position. Mr. Clark's base salary was in the 75th percentile of this Peer Group, while Mr. Aldinger's was below the 50th percentile. In January

1995, Mr. Clark's base salary was substantially reduced to reflect his change in position and duties with Household. The Peer Group selected by Household consists of 17 companies (national and regional banks, or nationally diversified financial institutions) that have assets under management equivalent, in amount, to those managed by Household. Of these 17 companies, 13 (or 76%) are included in the Standard & Poor's Financials Index ("S&P Financials") with the others being selected for their geographic or product relevance and/or the availability of relevant compensation information.

  As reflected in the Summary Compensation Table, Mr. Clark received an annual merit increase in 1994 of 8% based on his actions to effectively represent Household in the industries and the communities in which it participates, the overall financial performance of Household as reflected by a 14% one-year total return for Household's Common Stock for the year 1993 and the aforementioned market data supplied by Hewitt Associates. In regard to Mr. Clark's annual bonus, pursuant to the Household Key Executive Bonus Plan ("Key Bonus Plan") that was approved by the stockholders of Household in 1994, the amount awarded was determined based on the satisfaction of various individual objective non-financial and financial performance goals. For purposes of the Key Bonus Plan, the financial performance goals of Household were (a) targeted net income results for 1994 in its core businesses and as a whole, and (b) targeted credit loss reserve ratios for its Finance and Banking business segment (collectively, the "Household Financial Performance Goals"). The Household Financial Performance Goals established for Mr. Clark represented 60% of Mr. Clark's bonus opportunity. For 1994, Mr. Clark's annual bonus opportunity was between zero and 100% of his annual salary (with a target bonus of 60%). Mr. Clark was awarded $880,000 as a result of his performance against these objective goals, as certified to by the Compensation Committee, as compared to the $823,815 awarded by the Committee for 1993 performance.

  For Mr. Aldinger, his compensation was set by the Committee and approved by the Board of Directors of Household in connection with his agreement to join Household as President and Chief Executive Officer from his previous position at Wells Fargo Bank. Mr. Aldinger's annual salary was set at $700,000 (with agreement to review his performance in January 1995) and an agreed bonus of $500,000 for 1994 was stipulated. Mr. Aldinger's performance was reviewed by the Committee in January 1995. At this review, Mr. Aldinger and the Committee agreed that there should be no increase in his 1995 base salary due to their mutual desire to allocate more of his compensation in the form of stock options.

- Other Executive Officers

  As for each other executive officer named herein, annual bonuses were paid under the Household Corporate Executive Bonus Plan based on the (i) officer's position level with Household, which determines the percentage of annual base salary which may be awarded, (this ranges from 40% to 100% of annual base salary); (ii) Household's Financial Performance Goals (which goals were exceeded); and (iii) the satisfaction of various individual objective and subjective financial and non-financial performance goals in respect of the business unit for which such officer has responsibility. As to the named executive officers, all corporate performance goals applicable to such officer (such goals being listed on page 13 hereof) have been met or exceeded.

- Long-Term Incentive Compensation

  All of the named executive officers of Household, including Messrs. Clark and Aldinger, participate in the Household Long-Term Executive Incentive Compensation Plan (see pages 22 to 28). In 1994, the long-term incentive compensation offered by Household through the Incentive Plan was comprised of four components: stock options, Restricted Stock Rights, Performance Share Awards and Performance Unit Awards. In order to align Household's long-term incentive compensation package more closely with that of its shareholders, the Committee in 1995 decided to cease granting Restricted Stock Rights, Performance Share Awards and Performance Unit Awards to executives and correspondingly increased the number of stock options granted. It is the belief of the Committee that compensation based solely on an increase in the per share price of the Common Stock of Household is an excellent method for determining a fair level of compensation to all executives as all Household stockholders must benefit in order for executive officers to share in that success.

  In determining the number of options to be granted to Messrs. Clark and Aldinger and the other named executive officers, the Compensation Committee reviewed information developed and presented by Hewitt Associates in regard to the value of the long-term incentive compensation packages being provided in the marketplace for executive positions of a similar nature. Based on this review and Household's philosophy of targeting a total compensation package between the 50th and 75th percentile of this marketplace, the Committee considered the value presented by Hewitt Associates for the executive's position, the number of previously awarded options, Restricted Stock Rights, Performance Share Awards or Performance Unit Awards currently held by such officer and the ownership goals currently assigned to such officer. No specific weight was accorded to any of the factors noted in this decision process.

  Performance Unit Awards granted under the Incentive Plan in 1992 for the calendar years 1992, 1993 and 1994 matured on December 31, 1994. The amounts awarded to Mr. Clark and the other named executive officers were the maximum amounts permitted under the Incentive Plan as a result of Household achieving an average return-on-equity ("ROE") for its core businesses ("Core ROE") relative to the Peer Group for the three-year period ending on December 31, 1994 that was greater than the 75th percentile of the average ROE for the Peer Group over the same period.

THE COMPENSATION COMMITTEE

  It is the Committee's view that the compensation package of Messrs. Clark, Aldinger and each of the named executive officers was based on an appropriate balance of (1) Household's, or a particular business unit's, financial performance in 1994, (2) the performance of each such officer, and (3) competitive standards. No member of the Committee is a former or current officer or employee of Household or any of its subsidiaries.

                                      COMPENSATION COMMITTEE
                                      R. C. Tower, Chairman         L. E. Levy
                                      R. J. Darnall                 G. A. Lorch
                                      M. J. Evans                   S. J. Stewart
                                      C. F. Freidheim, Jr.

REMUNERATION OF EXECUTIVE OFFICERS

  The table below discloses information concerning compensation for services rendered during 1994, 1993 and 1992 to Household and its subsidiaries by its Chief Executive Officer and each of the four most highly paid executive officers of Household as of December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                                              ------------------------------------
                                                                                     Awards        Payouts
                                              Annual Compensation             ------------------------------------
                                      -----------------------------------                    Number of
                                                                Other         Restricted       Shares
     Name and Principal                                         Annual          Stock        Underlying     LTIP      All Other
          Position             Year    Salary      Bonus     Compensation       Rights        Options     Payouts    Compensation
------------------------------------------------------------------------------------------------------------------------------------
William F. Aldinger            1994   $185,770    $500,000             (2)    $1,960,219(3)    250,000         n/a     $  1,418(4)
President, Chief               1993        n/a         n/a          n/a              n/a           n/a         n/a          n/a
Executive Officer              1992        n/a         n/a          n/a              n/a           n/a         n/a          n/a
and Director(1)
------------------------------------------------------------------------------------------------------------------------------------
Donald C. Clark                1994   $997,119    $880,000             (2)    $  220,275(3)    180,200    $700,800(5)   $ 88,038(4)
Chairman of the Board          1993    923,118     823,815             (2)       242,250(3)     62,200     700,800(6)    135,735
and Director                   1992    874,700     481,800             (2)             0        60,000     948,900(7)    116,040
------------------------------------------------------------------------------------------------------------------------------------
Antonia Shusta                 1994   $398,705    $341,320             (2)    $   66,750(3)     25,000    $156,600(5)   $ 27,615(4)
Group Executive -- U.S.        1993    356,714     247,800             (2)        51,000(3)     16,000     156,600(6)     37,412
Consumer and Mortgage          1992    291,800     139,520             (2)             0        16,000     154,200(7)     33,563
Banking, Alexander Hamilton
and the U.K.(8)
------------------------------------------------------------------------------------------------------------------------------------
Joseph W. Saunders             1994   $388,805    $390,000     $113,485(2)    $   66,750(3)     25,000    $131,800(5)   $ 31,793(4)
Group Executive -- U.S.        1993    346,912     247,390             (2)        44,625(3)     16,000     131,800(6)     37,495
BankCard and Household         1992    265,593     124,830             (2)             0        16,000     123,000(7)     29,689
Retail Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott              1994   $333,936    $310,435             (2)    $   56,738(3)     21,000    $118,000(5)   $ 31,627(4)
Group Executive -- U.S.        1993    299,358     215,940             (2)        38,250(3)     12,000     118,000(6)     34,095
Consumer Finance and           1992    232,170     134,300             (2)             0        12,000     110,300(7)     28,862
Canada
------------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Aldinger joined Household on September 13, 1994, and therefore, the salary shown is for a partial period beginning September 13, 1994, and ending on December 31, 1994. Under the terms of his employment agreement, Mr. Aldinger was guaranteed a bonus in the amount of $500,000 for the 1994 calendar year. Upon joining Household, Mr. Aldinger received a grant of 250,000 stock options and 51,500 Restricted Stock Rights as compensation for future payment contingencies available from his prior employer that he was required to forfeit upon leaving this employer in order to join Household.

(2) The named officers of Household are entitled to additional forms of compensation, such as car allowances ($15,000 for Messrs. Aldinger and Clark, and $11,000 for Ms. Shusta and Messrs. Saunders and Elliott), financial planning services, club initiation fees, and medical physicals. Except for Mr. Saunders, the aggregate amount of such other annual compensation does not exceed $50,000 for any officer, or 10% of the annual salary and bonus of each named executive officer. In 1994 Mr. Saunders was provided $100,000 for country club initiation fees.

(3) Restricted Stock Right values reflect the fair market value of the underlying Household Common Stock on the date of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the underlying shares. Based on a closing Common Stock price of $37 1/8 per share on December 31, 1994, the aggregate value of the Restricted Stock Rights is as follows: Mr. Aldinger, 51,500 shares ($1,911,938); Mr. Clark, 14,200 shares ($527,175); Ms. Shusta, 3,600 shares
    ($133,650); Mr. Saunders, 3,400 shares ($126,225); and Mr. Elliott, 2,900 shares ($107,663). All Restricted Stock Rights vest on the fifth anniversary of the date of grant. Dividends, in the form of additional income, are paid on all underlying shares for the Restricted Stock Rights at the same rate as paid to all Common Stock shareholders. In the case of Messrs. Aldinger and Clark, the payment of such dividends, as well as the vesting, is contingent upon the satisfaction of certain performance goals related to an increase in the per share price of Household Common Stock which was established for the Restricted Stock Rights to meet the IRS tests for deductibility as previously discussed. See page 25 for further information pertaining to the Restricted Stock Rights.

(4) Includes $1,418, $23,868, $2,506, $7,244, and $10,595, for Mr. Aldinger, Mr.
    Clark, Ms. Shusta, Mr. Saunders, and Mr. Elliott, respectively, relating to life insurance premiums paid by Household in 1994 for the benefit of the named executive officer with the remaining amounts noted being Household's contribution for the executive officer's participation in TRIP or Supplemental TRIP (see page 21 hereof).

(5) The payment shown for 1994 represented Performance Unit Award payouts for the years 1992, 1993 and 1994 pursuant to the Incentive Plan (see pages 23 through 25 hereof).

(6) The payment in 1993 represented Performance Unit Award payouts for the years 1992 and 1993 pursuant to the Incentive Plan. During 1992 the Compensation Committee provided for annual vs. biennial grants and reduced target awards by 50% to level compensation in future years.

(7) The payment reflected for 1992 represented Performance Unit Award payouts for the years 1990, 1991 and 1992 pursuant to the Incentive Plan.

(8) Ms. Shusta resigned from her positions with Household effective February 10, 1995.

  Executive officers of Household have employment contracts which have been approved by Household's Compensation Committee. With some exceptions, the term of each contract is 18 months, automatically renewed monthly, unless Household chooses not to renew such contract. During the term of the contract, each executive officer receives a minimum specified annual salary (which may be increased but not decreased), is entitled to receive benefits from Household's executive bonus and incentive plans, employee benefit plans, and medical and life insurance plans, and is guaranteed the level of pension benefits under the current terms of Household's pension plan. Household may terminate any contract for cause. An executive may terminate a contract if he or she is transferred, executive compensation is reduced, or Household gives notice of non-renewal of a contract, in which case the executive shall receive a lump sum payment, expressed as a multiple of the executive's base salary, which approximates the present value of salary, bonuses, benefits and long-term incentives continued for 18 months.

  Under such contracts, an executive whose position is adversely influenced following a change in control of Household is entitled to receive an additional severance payment equal to or approximating the foregoing lump sum payment representing 18 months of total compensation. Except in the case of Messrs. Aldinger and Clark, no executive will receive the additional severance payment unless, following the change in control of Household, the executive loses his or her job or experiences certain other adverse changes in compensation or job conditions. In the case of Messrs. Aldinger and Clark, they are entitled to resign and receive all payments under the contract following a change in control of Household.

  If any payments to an executive would constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended ("Code"), and if the aggregate of all such payments to the executive can be reduced by 10% or less and thereby avoid any such excess payments, then the payments shall be so reduced. Otherwise, the contracts provide that Household will pay the executive an additional amount equal to the excise tax imposed under Section 4999 of the Code plus a further amount to equal the income tax payable with respect to the payment of such excise tax amount and such income tax amount.

  Executive officers and Directors of Household have from time to time been customers of, or had transactions with, Household's banking, finance or securities brokerage subsidiaries, or may become customers thereof in the future. Such transactions, which include margin loans, credit cards and mortgage loans, are made by such subsidiaries in the ordinary course of business on substantially the same terms, including interest rate and collateral, if any, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

SAVINGS-STOCK OWNERSHIP AND PENSION PLANS

  Household has established its Tax Reduction Investment Plan ("TRIP"), which is a deferred profit-sharing and savings plan for eligible employees of Household and its participating subsidiaries. With certain exceptions an employee at least 21 years of age with one year of service (three years of service if under age
21) and not part of a collective bargaining unit may contribute into TRIP, on a pre-tax and after-tax basis, up to 15% of the participant's cash compensation (subject to a maximum annual pre-tax contribution by a participant of $9,240, as adjusted for cost of living increases, and subject to certain other limitations imposed by the Code) and invest such contributions in Household Common Stock or separate equity or income funds. Each participant's own contribution is matched in whole or in part by Household contributions at a rate determined by Household, but Household's matching contributions may not exceed 6% of a participant's compensation. Household matching contributions are invested in Household Common Stock. A graduated vesting schedule provides for partial vesting on the basis of years of plan participation, and each participant becomes fully vested in such Household matching contributions after five years of employment. With certain exceptions, a participant's after-tax contributions may be withdrawn at any time, and Household contributions may be withdrawn after five years of plan participation. A participant's pre-tax contributions may not be withdrawn except for an immediate financial hardship, upon termination of employment, or after attaining age 59 1/2. In addition, participants may obtain loans from their TRIP accounts under certain circumstances.

  Household has also established the Supplemental Tax Reduction Investment Plan ("Supplemental TRIP"), an unfunded plan for eligible employees of Household and its participating subsidiaries who are limited as to their participation in TRIP due to the Code. Only matching contributions required to be made by Household pursuant to TRIP are invested in Supplemental TRIP through a credit to a bookkeeping account maintained by Household which deems such contributions as being invested in Common Stock share equivalents.

  Household's pension plan, the Household Retirement Income Plan ("Retirement Plan"), is a non-contributory, defined benefit plan for employees of Household and its U.S. subsidiaries who are at least 21 years of age with one year of service and not part of a collective bargaining unit. Annual pension benefits equal a percentage of an employee's "Final Average Salary" (as defined) not in excess of "Covered Compensation" (as defined) plus a percentage of an employee's "Final Average Salary" that exceeds Covered Compensation. Covered Compensation is the average of the Social Security taxable wage base over the 35 year period ending in the year of retirement or earlier termination of employment. Final Average Salary equals the average of salary plus bonus, whether paid in cash or stock, for the four successive highest paid years out of the employee's last 10 years of service. The percentage applied to Final Average Salary and Covered Compensation is determined on the basis of years of employment and age at retirement. This percentage increases as years of employment and age at retirement increase.

Participants become fully vested in their accrued pension benefits after five years of employment. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service or, if the participant was an employee on December 31, 1989, is at least 50 years of age with 15 years of service.

  A portion of the benefits payable under the Retirement Plan to certain executive officers (including those named in the Summary Compensation Table) may be paid by Household through the Supplemental Retirement Income Plan ("Supplemental RIP"). The Supplemental RIP was established due to the limitations imposed on the Retirement Plan by certain federal laws which restrict the amount of benefits payable under tax-qualified plans. Payments made by Household under the Supplemental RIP to certain officers have been deposited by such officers in secular trusts which they created.

  The following table on an incremental basis illustrates the amount of the Retirement Plan's (including the Supplemental RIP and any secular trust created in connection therewith) total annual pension benefits on a straight-life annuity basis for eligible employees retiring at age 65 who were employed on or before December 31, 1994. The amounts in this table are not subject to deduction for Social Security or other offset amounts and do not reflect any limitations on benefits imposed by ERISA or federal tax laws.

          Average Annual                                                                          40 or More
       Compensation Used as                    15 to 30                      35 Years              Years of
    Basis For Computing Pension            Years of Service                 of Service              Service
-------------------------------------------------------------------------------------------------------------
               $  400,000                        $  226,445                 $  236,445             $  246,445
-------------------------------------------------------------------------------------------------------------
               $  600,000                        $  340,445                 $  355,445             $  370,445
-------------------------------------------------------------------------------------------------------------
               $  800,000                        $  454,445                 $  474,445             $  494,445
-------------------------------------------------------------------------------------------------------------
               $1,000,000                        $  568,445                 $  593,445             $  618,445
-------------------------------------------------------------------------------------------------------------
               $2,000,000                        $1,138,445                 $1,188,445             $1,238,445
-------------------------------------------------------------------------------------------------------------

  The years of service of Mr. Aldinger, Mr. Clark, Ms. Shusta, Mr. Saunders, and Mr. Elliott for purposes of the Retirement Plan are, respectively, 0 years, 39 years, 6 years, 9 years, and 31 years.

INCENTIVE AND STOCK OPTION PLANS

  Household's stockholders have approved a Long-Term Executive Incentive Compensation Plan ("Incentive Plan"). The Compensation Committee of the Board of Directors in its discretion selects employees of Household and its subsidiaries to receive awards under the Incentive Plan. The Compensation Committee may award stock options, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards, and Restricted Stock Rights under the Incentive Plan. The

Incentive Plan contains a provision to protect participant's rights thereunder in the event of a change in control of Household.

  The Compensation Committee may grant any type of option to purchase shares of Household Common Stock that is permitted by law at the time of grant. Options will generally not be exercisable less than one year nor more than ten years and one day from the date of grant; provided, however, the Compensation Committee, in its discretion, may extend the expiration date of any option other than options which are intended to qualify as Incentive Stock Options pursuant to the Code, provided the expiration date of such options does not exceed 15 years from the date of the grant of such options. The Compensation Committee has not extended the expiration date of any option granted to any of the named executive officers. The option price per share will not be less than the fair market value of one share of Household Common Stock on the date of grant. Payment for options may be made with cash or, in the discretion of the Compensation Committee, with shares of Household Common Stock or both cash and shares. The Compensation Committee may authorize an extension of credit from Household to an employee (including an employee who is an officer or director of Household) to assist the employee in the purchase of Household Common Stock through a stock option awarded under the Incentive Plan. The Committee has not authorized any such loans as of March 15, 1995.

  As of March 15, 1995, there are 5,640,323 shares of Household Common Stock available for issuance under the Incentive Plan, which shares will be proportionately adjusted for any stock dividends, stock splits, consolidations or reclassifications. Shares of Common Stock issued pursuant to the Incentive Plan may be authorized but unissued shares or treasury shares. Any unissued shares or shares subject to option grants which expire in accordance with their terms will be carried forward and available for issuance by the Compensation Committee pursuant to the Incentive Plan in future years.

  In accordance with the Incentive Plan, in certain instances the Compensation Committee had granted Stock Appreciation Rights ("SARs") in tandem with options. As of the date of this Proxy Statement, there are no outstanding SARs.

  The Incentive Plan also authorizes the Compensation Committee to grant Performance Unit Awards and Performance Share Awards. Upon granting such awards, the Compensation Committee will establish a performance period over which the performance of a holder of a Performance Unit Award or Performance Share Award will be measured. The Committee will also establish maximum and minimum performance target levels (subject to such later revisions as the Committee deems appropriate to reflect significant, unforeseen events or changes). Each Performance Unit Award will have an initial value of $100 per unit, and each Performance Share Award will initially represent one share of Household Common Stock. The value of Performance Unit Awards and the number of shares of Household Common Stock represented by Performance Share Awards may increase or decrease depending on the extent to which the holder of such award achieves the performance targets by the end of the performance period. Payment will be made in a lump sum or on a deferred basis, in which case interest will accrue on such deferred amounts until paid.

  At year-end 1994 there were 8,300 outstanding Performance Unit Awards granted to Household's executive officers, of which 3,100 Performance Unit Awards were for the 1993-1995 performance period and 5,200 Performance Unit Awards were for the 1994-1996 performance period. At the end of the performance period, payment (if any) on Performance Unit Awards will be based on the extent to which certain return on equity goals previously established by the Compensation Committee are achieved. Each Performance Unit Award has an initial payment value of $100, which may increase (to a maximum of $200) or decrease based on Household's level of achievement in reaching the performance goals. The following table describes the Performance Unit Awards and Performance Share Awards granted to the named executive officers of Household during 1994.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                 Performance              Estimated Future Payouts
                           Number of              or Other               Under Non-Stock Price-Based
                         Shares, Units          Period Until                     Plans(1)(2)
                           or Other             Maturation or        -----------------------------------
       Name                 Rights                Payout(3)          Threshold      Target      Maximum
--------------------------------------------------------------------------------------------------------
William F. Aldinger    0 units              n/a                          $    0       $    0      $    0
--------------------------------------------------------------------------------------------------------
Donald C. Clark        2,800 units          3 years (1996)             $140,000     $280,000    $560,000
--------------------------------------------------------------------------------------------------------
Antonia Shusta         800 units            3 years (1996)             $ 40,000     $ 80,000    $160,000
                       20,000 shares(4)     3-5 years (1996-98)             n/a          n/a         n/a
--------------------------------------------------------------------------------------------------------
Joseph W. Saunders     800 units            3 years (1996)             $ 40,000     $ 80,000    $160,000
                       20,000 shares(4)     3-5 years (1996-98)             n/a          n/a         n/a
--------------------------------------------------------------------------------------------------------
Robert F. Elliott      800 units            3 years (1996)             $ 40,000     $ 80,000    $160,000
                       20,000 shares(4)     3-5 years (1996-98)             n/a          n/a         n/a
--------------------------------------------------------------------------------------------------------

(1) Payments, if any, for Performance Unit Awards maturing at the end of 1996 are based on measuring the Core ROE performance of Household. For example, to achieve the threshold, target or maximum payments, Household's results must be 150 basis points below the 50th percentile, in the 50th percentile or in the 75th percentile, respectively, of the ROE performance of the Peer Group. Any payments may be made in cash or a combination of cash and Household Common Stock, subject to a maximum of 50% in stock.

(2) Under the terms of the Incentive Plan, the Compensation Committee retains discretion, subject to the Incentive Plan's limits, to modify terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes.

(3) The performance or other time period until payment or maturation of the performance unit awards began on January 1, 1994. The executive officers received the noted performance unit awards on March 8, 1994.

(4) The Performance Share Awards were awarded to the named executives on February 1, 1994. The awards have a five-year term and will vest as follows on the grant date anniversary: 25% on the third anniversary, 25% on the fourth anniversary and 50% on the fifth anniversary. No shares will be issued unless a payment has been made from a Performance Unit Award cycle, if one is applicable, in the year in which the Performance Share Awards become vested; i.e., for the 25% vesting on the third anniversary, there must be a payment under the 1994-96 Performance Unit Award cycle.

  The Incentive Plan also authorizes the Compensation Committee to grant Restricted Stock Rights ("RSRs"). RSRs entitle an executive to receive a stated number of shares of Household Common Stock if the executive remains continuously employed by Household for a number of years (the "restricted period") specified by the Compensation Committee. However, the Compensation Committee in its sole discretion may accelerate the payment of Household Common Stock prior to the termination of the restricted period if the Committee believes factors warrant such acceleration, such as the holder of the RSR achieves certain performance levels established at the time the RSR is granted by the Compensation Committee or if there is a change in control of Household. A holder of RSRs will not be entitled to any of the rights of a holder of Household Common Stock prior to the payment of such shares; however, at the discretion of the Compensation Committee, Household will pay an amount in cash equal to the cash dividends declared on Household Common Stock for each share of stock subject to an RSR. For 1992, there were no RSRs granted pursuant to the Incentive Plan. During 1993 and 1994, RSRs were granted to the named executive officers herein as follows:

           Name                 1994       1993      Total
-----------------------------------------------------------
William F. Aldinger             51,500         0     51,500
-----------------------------------------------------------
Donald C. Clark                  6,600     7,600     14,200
-----------------------------------------------------------
Antonia Shusta                   2,000     1,600      3,600
-----------------------------------------------------------
Joseph W. Saunders               2,000     1,400      3,400
-----------------------------------------------------------
Robert F. Elliott                2,000     1,200      3,200
-----------------------------------------------------------

  The average purchase price for all outstanding options held by the 475 participants in the Incentive Plan at December 31, 1994, was $27.6541 with expiration dates for such options ranging from 1995 to 2004. The following table shows as to the named executive officers the number of shares of Household Common Stock acquired during 1994 on exercise of an option granted pursuant to the Incentive Plan, the value realized (market value less option price) and the number of unexercised options and the potential value thereof as of December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   Number of
                                                                     Shares                Value of
                                                                   Underlying             Unexercised
                                                                  Unexercised            In-the-Money
                                                                   Options at             Options at
                                                               December 31, 1994       December 31, 1994
                        Shares Acquired                           Exercisable/           Exercisable/
         Name             on Exercise       Value Realized       Unexercisable         Unexercisable(1)
----------------------------------------------------------------------------------------------------------
William F. Aldinger     0                   $0                       0/250,000       $        0/$        0
----------------------------------------------------------------------------------------------------------
Donald C. Clark         0                   $0                 195,760/269,350       $2,617,769/$1,113,241
----------------------------------------------------------------------------------------------------------
Antonia Shusta          0                   $0                  42,042/ 48,500       $  484,570/$  311,178
----------------------------------------------------------------------------------------------------------
Joseph W. Saunders      0                   $0                  31,770/ 48,500       $  392,319/$  311,178
----------------------------------------------------------------------------------------------------------
Robert F. Elliott       0                   $0                  22,262/ 39,500       $  259,446/$  257,055
----------------------------------------------------------------------------------------------------------

(1) Calculated based on the fair market value of Household Common Stock on December 31, 1994 ($37 1/8 per share).

  The following table shows, as to the named executive officers, the number of stock options granted in 1994, the percentage of the total number of option grants to employees during the last fiscal year represented by each grant to a named individual, the per share exercise or base price and the expiration date. In addition, the table presents the potential realizable value for each grant to the named officers and the resulting benefit to all Household Common Stock shareholders if the assumed appreciation in stock price occurs. The presentation of stock options in the table below is required by the rules of the SEC and therefore, is not intended to forecast possible future appreciation, if any, of the Common Stock price. Household did not use any alternative formula for a grant date valuation as Household is not aware of any formula which will determine, with reasonable accuracy, a present value for stock options based on future unknown or volatile factors.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         Potential
                                  Individual Grants(1)                                              Realizable Value at
----------------------------------------------------------------------------------------              Assumed Annual
                                  Number of       % of Total                                       Rates of Stock Price
                                    Shares          Options       Exercise                             Appreciation
                                  Underlying      Granted to      or Base                             for Option Term
                                   Options         Employees       Price     Expiration   -----------------------------------------
             Name                  Granted      in Fiscal Year   ($/Share)      Date        0%          5%              10%
-----------------------------------------------------------------------------------------------------------------------------------
All Common Shareholders(2)      n/a             n/a              n/a         n/a          $0      $2,027,626,530   $5,138,403,725
-----------------------------------------------------------------------------------------------------------------------------------
All Optionees(3)                1,078,700       100%             $33.3750    2/1/04       $0      $   22,641,221   $   57,377,298
-----------------------------------------------------------------------------------------------------------------------------------
Optionee Gain as % of All
Common Shareholders Gain        n/a             n/a              n/a         n/a          n/a                 11%              11%
-----------------------------------------------------------------------------------------------------------------------------------
William F. Aldinger               250,000      23.2%             $38.0625    9/13/04      $0      $    5,984,325   $   15,165,456
-----------------------------------------------------------------------------------------------------------------------------------
Donald C. Clark                    80,200       7.4%             $33.3750    2/1/04       $0      $    1,683,347   $    4,265,931
                                  100,000       9.3%             $38.0625    9/12/99      $0      $    1,050,947   $    2,322,153
-----------------------------------------------------------------------------------------------------------------------------------
Antonia Shusta                     25,000       2.3%             $33.3750    2/1/04       $0      $      524,734   $    1,329,779
-----------------------------------------------------------------------------------------------------------------------------------
Joseph W. Saunders                 25,000       2.3%             $33.3750    2/1/04       $0      $      524,734   $    1,329,779
-----------------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott                  21,000       1.9%             $33.3750    2/1/04       $0      $      440,777   $    1,117,014
-----------------------------------------------------------------------------------------------------------------------------------

(1) Options were granted on February 1, 1994, except for special stock option grants to Messrs. Aldinger (250,000) and Clark (100,000) on September 13, 1994, and are exercisable starting twelve months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. Under the terms of the Incentive Plan, the Compensation Committee retains discretion, subject to Incentive Plan limits, to modify the terms of outstanding options and to reprice the options. During 1994, no options granted to any of the named executives pursuant to the Incentive Plan were repriced.

    The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions.

    The options were granted for a term of 10 years and one day, subject to earlier termination or certain events related to termination of employment, except for Mr. Clark's special stock option grant on September 13, 1994, which has a term of five years.

(2) All common shareholders are shown for comparison purposes only. The Potential Realizable Value to all common shareholders is the aggregate net gain for all common shareholders, assuming a starting market price of $33 3/8 (the fair market value option price determined on February 1, 1994), and appreciation at an assumed annual rate of 5% and 10% for a ten year period. There can be no assurance that the Common Stock will perform at the assumed annual rates shown in the table. Household will neither make nor endorse any predictions as to future stock performance.

(3) The option price shown for the "All Optionees" line is $33 3/8 per share since the vast majority of options granted during 1994 were at that price. Correspondingly, the expiration date for the "All Optionees" line is February 1, 2004 since that is the applicable date for the vast majority of options granted during 1994.

SHARES OF HOUSEHOLD STOCK BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

  Under technical rules of the SEC, the following individuals and group are deemed to beneficially own the shares of Household Common Stock listed below as of March 15, 1995. "Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting and/or investment power, whether or not the individual gains any economic benefit from such shares, and also includes shares which the individual has the right to acquire within 60 days. No Director or executive officer owns any shares of Household's $6.25 Preferred Stock; Flexible Rate Auction Preferred Stock, Series B; Depositary Shares representing Household's 9 1/2% Cumulative Preferred Stock, Series 1989-A; Depositary Shares representing Household's 9 1/2% Cumulative Preferred Stock, Series 1991-A; Depositary Shares representing Household's
8 1/4% Cumulative Preferred Stock, Series 1992-A; or Depositary Shares representing Household's 7.35% Cumulative Preferred Stock, Series 1993-A.

                                                                        Number            Number
                                                                      of Shares         of Common
                                                                     Beneficially         Stock
                    Name of Beneficial Owner                           Owned(1)       Equivalents(2)      Total
-----------------------------------------------------------------------------------------------------------------
William F. Aldinger                                                      15,000                    0       15,000
-----------------------------------------------------------------------------------------------------------------
Donald C. Clark                                                         620,663               58,043      678,706
-----------------------------------------------------------------------------------------------------------------
Robert J. Darnall                                                         3,198                    0        3,198
-----------------------------------------------------------------------------------------------------------------
Gary G. Dillon                                                           20,810                    0       20,810
-----------------------------------------------------------------------------------------------------------------
John A. Edwardson                                                         1,300                    0        1,300
-----------------------------------------------------------------------------------------------------------------
Robert F. Elliott                                                        70,702                1,361       72,063
-----------------------------------------------------------------------------------------------------------------
Mary J. Evans                                                             3,966                    0        3,966
-----------------------------------------------------------------------------------------------------------------
Cyrus F. Freidheim, Jr.                                                   3,382                    0        3,382
-----------------------------------------------------------------------------------------------------------------
Louis E. Levy                                                             3,900                    0        3,900
-----------------------------------------------------------------------------------------------------------------
George A. Lorch                                                           1,511                    0        1,511
-----------------------------------------------------------------------------------------------------------------
John D. Nichols                                                          41,300                    0       41,300
-----------------------------------------------------------------------------------------------------------------
James B. Pitblado                                                         3,519                    0        3,519
-----------------------------------------------------------------------------------------------------------------
Joseph W. Saunders                                                       77,676                1,931       79,607
-----------------------------------------------------------------------------------------------------------------
Antonia Shusta                                                           87,168                3,952       91,120
-----------------------------------------------------------------------------------------------------------------
S. Jay Stewart                                                            2,519                    0        2,519
-----------------------------------------------------------------------------------------------------------------
Louis W. Sullivan                                                         1,494                    0        1,494
-----------------------------------------------------------------------------------------------------------------
Raymond C. Tower                                                          2,835                    0        2,835
-----------------------------------------------------------------------------------------------------------------
Directors and Executive Officers as a Group                             960,943               65,287    1,026,230(3)
-----------------------------------------------------------------------------------------------------------------

(1) Directors and executive officers have sole voting and investment power over shares listed above, except as follows. Shares beneficially owned by non-management Directors include shares awarded, but not yet earned, as part of their annual compensation as described under "Directors' Compensation". Non-management Directors have sole voting power and no current investment power over such shares.

    The number of shares of Common Stock held by spouses or children in which voting and investment power is shared (or presumed to be shared) is as follows: Mr. Clark, 200; Ms. Shusta, 11,722; Mr. Saunders, 976; and Directors and executive officers as a group, 12,898. The number of shares of Common Stock held by spouses or children in which beneficial ownership is disclaimed is as follows: Mr. Nichols, 3,300; and Directors and executive officers as a group, 3,300. The number of shares of Common Stock held under Household's employee benefit plans in which participants have voting rights and/or investment power is as follows: Mr. Aldinger, 0; Mr. Clark, 123,375; Ms. Shusta, 1,806; Mr. Saunders, 9,013; Mr. Elliott, 15,925; and Directors and executive officers as a group, 150,119. The number of shares included in the table above which may be acquired by Household's executive officers through May 14, 1995, pursuant to the exercise of employee stock options is: Mr. Aldinger, 0; Mr. Clark, 258,860; Ms. Shusta, 59,792; Mr. Saunders, 49,520; Mr. Elliott, 37,012; and Directors and executive officers as a group, 405,184.

(2) Under Household's Supplemental TRIP the number of Common Stock share equivalents owned by Directors and executive officers of Household. No voting rights attach to these share equivalents which perform economically in the same manner as Household's Common Stock.

(3) No Director or executive officer beneficially owns directly or indirectly more than one percent of Household's Common Stock. Directors and executive officers as a group beneficially own 1% of Household's Common Stock. As a group, the Directors and executive officers of Household named herein increased their ownership of Household Common Stock by 32,986 shares during 1994.

    The employees of Household are entitled to participate in TRIP and as of December 31, 1994, TRIP held 4,459,617 shares of Common Stock, excluding the shares held by Directors and executive officers which are reflected in the table. In addition, Household's Pooled Investment Fund ("PIF"), which holds assets of the domestic pension plan of Household, held 1,258,807 shares of Common Stock as of December 31, 1994. As a result, TRIP and PIF held 5.9% of the Common Stock outstanding on December 31, 1994.

  Household believes that stock ownership by its executive officers and key employees is important to promote an identification of the interests of management and employees with Household's stockholders. As a result, Household established in 1991 stock ownership goals for approximately 250 of its management and key employees with the intent that such individuals, in total, have approximately $60 million invested in Household's Common Stock. Pursuant to these goals, Household expects that a certain multiple of the established midpoint of each officer's or key employee's salary range be invested in Common Stock by January 1, 1999. As part of this program, the officers and key employees of Household strive to attain one-eighth of this goal each year. The following table reflects the stock ownership goals for the named individuals in the Summary Compensation Table.

                                                                                         Stock Ownership Goal
                                                                                 ------------------------------------
                                                                  Current           As a Multiple
                                                                   Stock           of Salary Range          Number
        Name                           Title                    Ownership(1)          Midpoint           of Shares(2)
-------------------------------------------------------------------------------------------------------------------
William F. Aldinger    President & Chief Executive Officer          35,750                11                252,819
-------------------------------------------------------------------------------------------------------------------
Donald C. Clark        Chairman of the Board                       556,576                11                252,819
-------------------------------------------------------------------------------------------------------------------
                       Group Executive -- U.S. Consumer and
                       Mortgage Banking, Alexander Hamilton
Antonia Shusta         and the U.K.                                 63,024                 8                 74,899
-------------------------------------------------------------------------------------------------------------------
                       Group Executive -- U.S. BankCard and
Joseph W. Saunders     Household Retail Services, Inc.              54,891                 8                 74,899
-------------------------------------------------------------------------------------------------------------------
                       Group Executive -- U.S. Consumer
Robert F. Elliott      Finance and Canada                           53,564                 8                 74,899
-------------------------------------------------------------------------------------------------------------------

(1) For purposes of this program, the number of shares of Common Stock shown are those credited to the executive's account as of December 31, 1994. Such amount includes the number of shares held directly and indirectly, the number of shares held under Household's benefit plans, including Common Stock share equivalents held pursuant to Supplemental TRIP, 50% of vested, unexercised stock options, and 50% of Restricted Stock Rights.

(2) Calculated by taking the dollar amount of the executive's salary range midpoint multiplied by the multiple shown and dividing that amount by the fair market value of the Common Stock on December 31, 1994 ($37 1/8 per share).

  Section 16(a) of the Exchange Act requires Household's Directors and executive officers, and any persons holding more than ten percent of a registered class of Household's equity securities to report their initial ownership of Household's equity securities and any subsequent changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established by the SEC and Household is required to disclose in this Proxy Statement any failure to file by these dates during 1994. To Household's knowledge, based solely on review of the copies of such reports furnished to Household and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. J. W. Saunders, an executive officer, was discovered to have failed to timely file reports reflecting the transfer of shares of Common Stock to his children, regular quarterly dividend reinvestment acquisitions in his brokerage accounts, and the purchase of 100 shares of Common Stock for his individual retirement account.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of March 15, 1995, to the best of Household's knowledge no person beneficially owned more than 5% of a class of Household's voting securities.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

  Upon the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors has adopted, and is submitting for stockholder approval, the Household International Employee Stock Purchase Plan (the "ESPP"). The ESPP is intended to comply with Section 423(b) of the Internal Revenue Code and was created to enable employees of Household to become owners of Household through the purchase of shares of its Common Stock, thereby correlating their interest in Household's growth, productivity and profitability to that of all stockholders of Household. Under the ESPP, a maximum of 2,000,000 shares of Household Common Stock may be issued. The summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP as set forth in Appendix A hereto.

  The affirmative vote of the holders of a majority of all stock entitled to vote at this annual meeting, present in person or by proxy, is required to approve the ESPP. No purchase rights have been or will be offered pursuant to the ESPP unless the ESPP is approved by Household's stockholders.

  The ESPP shall be administered by the Compensation Committee of the Board of Directors. The ESPP permits employees of Household and such subsidiaries as designated by the Compensation Committee, to specify a fixed dollar amount to be withheld during each payroll period during a plan period. The length of plan periods will be established by the Compensation Committee and are expected to be approximately one year. At the end of each plan period, funds withheld by Household under the ESPP for the account of each participating employee, plus interest thereon at a rate to be established at the start of the plan period by the Compensation Committee, will be used to purchase Household Common Stock in the name of such participating employee. The purchase price for the stock will be equal to the lesser of: (a) a fixed percentage of the fair market value of Household's Common Stock on the first day of the plan period, and (b) a fixed percentage of the fair market value of the Common Stock on the last day of the plan period. For purposes of the ESPP, the fair market value of Household's Common Stock on such dates will be the average of the high and low sale prices of the Common Stock on the New York Stock Exchange for each of the ten preceding trading days. The percentages of fair market value which shall be set to determine the purchase price on the first and last day of a plan period will be established by the Compensation Committee prior to the enrollment for each plan period and will be no less than 85% or more than 100%. The Compensation Committee may establish different percentages to apply at the start and end of a plan period.

  The maximum number and value of shares of Common Stock which may be purchased in any plan period and any calendar year will be limited. The maximum number of shares which an employee may purchase in a plan period will be equal to the number which would be purchasable at the closing price for Household's Common Stock on the first day of the plan period (without discount) based upon the aggregate amount expected to be withheld from an employee's pay during the plan period, multiplied by a number not to exceed 1 1/2, as established by the Compensation Committee. During any calendar year, no employee will be permitted to purchase under the ESPP Common Stock with a fair market value in excess of $25,000 as of the first day of the plan period. Furthermore, no employee will be permitted to purchase Common Stock under the ESPP if following such purchase the employee would own stock with 5% or more of the voting power or value of all classes of Household's stock outstanding.

  To be eligible to participate in the ESPP, an employee must have been employed by Household or an eligible subsidiary, as determined by the Compensation Committee, as of December 31 of the year prior to the start of a designated plan period and customarily works at least 20 hours per week for not less than five months in a calendar year. The Compensation Committee will have the right to exclude participation by certain employees if considered to be "highly compensated" as defined by the Code. The Compensation Committee currently intends that the ESPP will not be available to members of management who are also members of the Board of Directors and to any officers who report directly to such individuals.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE HOUSEHOLD INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN.

SELECTION OF AUDITORS

  Based upon the recommendation of the Audit Committee, Household's Board of Directors has voted to appoint, subject to ratification by Household's stockholders, Arthur Andersen LLP as the firm of independent certified public accountants to audit the financial statements of Household and its subsidiaries for the current year. Although it is not required to do so, the Board is submitting the selection of auditors for ratification in order to obtain stockholders' approval of this appointment. If the selection is not ratified, the Board of Directors will reconsider the appointment. A representative of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement to stockholders if he so desires and to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS FOR HOUSEHOLD FOR 1995.

PERFORMANCE OF HOUSEHOLD

  The graphs, tables and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior or future filings by Household under the Securities Act or the Exchange Act that incorporate therein portions of this Proxy Statement. The stock price performance evidenced by the graphs and the tables is not necessarily indicative of future price performance.

  Set forth below are graphs and tables comparing total returns (assuming reinvestment of dividends) of Household, the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), and the S&P Financials. Household is one of the companies composing the referenced indices. The graphs assume $100 is invested on the last day of the first month indicated in Household Common Stock and each of the other indices. Household has presented information pertaining to total shareholder return over different time periods since all holders of the Common Stock did not acquire their investment in Household on the same date. Household believes a presentation in this format more accurately reflects the financial return provided to the holders of Household's Common Stock which may not be evident if only one time period was highlighted.

                        ONE-YEAR CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1993

      MEASUREMENT PERIOD                                              S&P
    (FISCAL YEAR COVERED)          HOUSEHOLD        S&P 500       FINANCIALS
12/93                                     $100            $100            $100
1/94                                      $101            $103            $105
2/94                                      $106            $100            $ 99
3/94                                      $ 92            $ 96            $ 96
4/94                                      $ 97            $ 97            $ 99
5/94                                      $105            $ 99            $104
6/94                                      $106            $ 97            $101
7/94                                      $106            $100            $103
8/94                                      $123            $103            $107
9/94                                      $113            $101            $100
10/94                                     $111            $103            $101
11/94                                     $121            $ 99            $ 95
12/94                                     $118            $101            $ 97

                       THREE-YEAR CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1991

      MEASUREMENT PERIOD                                              S&P
    (FISCAL YEAR COVERED)          HOUSEHOLD        S&P 500       FINANCIALS
12/91                                     $100            $100            $100
12/92                                     $121            $108            $123
12/93                                     $138            $118            $137
12/94                                     $162            $120            $132

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1989

      MEASUREMENT PERIOD                                              S&P
    (FISCAL YEAR COVERED)          HOUSEHOLD        S&P 500       FINANCIALS
12/89                                     $100            $100            $100
12/90                                     $ 67            $ 97            $ 79
12/91                                     $109            $126            $118
12/92                                     $132            $136            $146
12/93                                     $150            $150            $162
12/94                                     $177            $152            $157

                        TEN-YEAR CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1984

      MEASUREMENT PERIOD                                              S&P
    (FISCAL YEAR COVERED)          HOUSEHOLD        S&P 500       FINANCIALS
12/84                                     $100            $100            $100
12/85                                     $135            $132            $143
12/86                                     $159            $156            $154
12/87                                     $138            $164            $128
12/88                                     $204            $191            $151
12/89                                     $232            $252            $201
12/90                                     $156            $244            $158
12/91                                     $254            $318            $238
12/92                                     $307            $342            $293
12/93                                     $349            $376            $325
12/94                                     $412            $382            $315

  The estimated compound annual total return (which is the stock price appreciation that occurs over the period of time noted plus the value of dividends paid to shareholders and reinvested over that same period of time) for the past one, three, five and ten year periods for Household's Common Stock and the noted indices was as follows:



                                              1 YEAR      3 YEARS        5 YEARS       10 YEARS
                                              ------    -----------    -----------    -----------
                                              (1994)    (1992-1994)    (1990-1994)    (1985-1994)
    Household..............................      18%         18%            12%           15%
    S&P 500................................       1%          6%             9%           14%
    S&P Financials.........................     (3)%         10%             9%           12%

OTHER BUSINESS

  The management of Household knows of no business other than that stated in this Proxy Statement which will be presented for action at its annual meeting. If, however, other business should properly come before the meeting, the persons designated as the Household stockholders' proxies will vote or refrain from voting in respect thereof in accordance with their best judgment.

  The 1994 Annual Report was mailed to stockholders on or about March 14, 1995. If for any reason you did not receive a copy of the report, another will be sent upon request.

  HOUSEHOLD WILL PROVIDE WITHOUT COST TO ANY HOUSEHOLD STOCKHOLDER A COPY OF HOUSEHOLD'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, WHICH HOUSEHOLD IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO THE CORPORATE COMMUNICATIONS DEPARTMENT, HOUSEHOLD INTERNATIONAL, INC., 2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070.

1996 ANNUAL MEETING OF HOUSEHOLD STOCKHOLDERS

  Proposals from stockholders to be presented at the 1996 annual meeting must be received by Household on or before November 30, 1995, in order to be eligible for inclusion in Household's proxy statement and form of proxy for that meeting.

                                                                      Appendix A

                            HOUSEHOLD INTERNATIONAL
                          EMPLOYEE STOCK PURCHASE PLAN

1. Purpose

  The Household International Employee Stock Purchase Plan (the "Plan") is intended to provide an opportunity to participate in the ownership of Household International, Inc. (the "Company") for eligible employees of the Company and such other companies ("Participating Companies") as the Compensation Committee of the Board of Directors of the Company (the "Committee") shall from time to time designate; provided that each such company shall qualify as a "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986 (the "Code"), on the first day of the relevant Offering Period. After the initial effective date of the Plan, an additional company to be included in the Plan must be designated as a Participating Company by the Committee prior to December 31 in order for employees of such company to participate in the next Offering Period. It is further intended that the Plan shall qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, but shall permit offerings that do not qualify under Section 423.

2. Administration

  The Plan shall be administered by the Committee. The Committee is appointed by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or desirable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Committee may authorize the appointment of an agent to perform record keeping and other administrative duties with respect to the Plan.

3. Effective Date and Term of Plan

  (a) The Plan shall become effective when adopted by the Board of Directors (the "Board"), but no Offering Period shall commence and no options shall be granted under the Plan until the Plan has been approved by the Company's shareholders. If shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then the Plan shall terminate.

  (b) Unless terminated under Section 3(a) above, the Plan shall terminate at such time as the Board shall designate, but in no event shall the Plan continue beyond the date on which all shares available for issuance under the Plan shall have been issued.

4. Offering Periods and Applicable Percentage

  The Plan shall have one or more Offering Periods. Unless otherwise designated by the Committee, each Offering Period will begin on July 1 and end on June 15 of the following year, or the next succeeding business day if June 15 is not a business day in Chicago, Illinois. However, the Committee may declare Offering Periods and the first and last day for each Offering Period as it deems appropriate. Prior to the commencement of each Offering Period the Committee may designate percentages which shall not be less than eighty-five percent (85%) nor more than one hundred percent (100%) which will be used under Section 7(a) to determine the option price for each Offering Period. Each Offering Period shall run for a period specified by the Committee not to exceed two years; provided however, the Committee may designate the final day of each Offering Period so as to facilitate administration of the Plan. No two Offering Periods shall run concurrently.

5. Eligibility and Participation

  Each employee of the Company or any of the Participating Companies shall be eligible to participate in the Plan during an Offering Period except (i) employees who were not employed by the Company or a Participating Company on December 31 of the calendar year prior to the first day of an Offering Period,
(ii) employees who customarily work less than twenty (20) hours per week, (iii) employees whose customary employment is for not more than five months in any calendar year, (iv) any one or more employees excluded in the sole discretion of the Committee who are highly compensated employees as described in Code Section 423(b)(4)(D), and (v) at the discretion of the Committee in the case of an offering that is not intended to qualify under Section 423 of the Code, any employee not compensated on a salaried basis. All eligible employees may become participants with respect to an Offering Period by executing such instruments as the Committee may specify and delivering them to such persons and at such time prior to the first day of that Offering Period as the Committee may specify.

6. Stock

  The stock subject to the Plan shall be shares of the Common Stock of the Company which may be acquired in open market transactions over securities exchanges or newly issued or treasury shares. The aggregate amount of stock which may be sold pursuant to the Plan shall not exceed two million (2,000,000) shares (subject to adjustment as provided in Section 8).

7. Options

  Options shall be evidenced by instruments in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:

    (a) Option Price. The option price shall be the lower of (i) the price determined by multiplying the Opening Percentage (which shall be eighty-five percent (85%) unless otherwise determined by the Committee for an Offering Period) by the fair market value of the Company's Common Stock on the first day of the Offering Period, and (ii) the price determined by multiplying the Closing Percentage (which shall be eighty-five percent (85%) unless otherwise determined by the Committee for an Offering Period) by the fair market value of the Company's Common Stock on the last day of the Offering Period. For the purpose of determining the option price, the fair market value of the Company's Common Stock on any day shall be the average of the high and low prices (computed to four decimal places) as published in The Wall Street Journal Report of the New York Stock Exchange-Composite Transactions for the ten preceding trading days.

    (b) Payment. Payment for stock under the Plan shall be from amounts collected from participants through payroll deduction, plus any interest credited thereto. However, in its sole discretion, the Committee may from time to time designate alternative methods of collecting payment for stock under the Plan. Under the payroll deduction method of payment, a participant may participate at a fixed dollar amount per pay period, such amount not to exceed fifteen percent (15%) of eligible compensation as of December 31 of the prior year, or such other lesser amount as may be specified by the Committee for an Offering Period. For purposes of this Section 7(b), eligible compensation shall mean annualized base pay as of December 31, and, if applicable, commissions earned during the calendar year preceding an Offering Period, before reduction for elective contributions under a 401(k) plan, dependent care assistance program qualified under Section 129 (or a successor provision) of the Code or cafeteria plan qualified under Section 125 (or a successor provision) of the Code, but not including bonuses, awards, overtime pay, deferred compensation, expense reimbursements including, but not limited to, car allowances or other contributions to or benefits under any other employee benefit plan.

    (c) Number of Shares. Subject to the limitations in Section 7(k) herein, on the first day of any Offering Period, a participant shall be granted an option to purchase up to a fixed number of shares of Common Stock determined as of such date by dividing the total amount to be collected pursuant to Section 7(b) (not including interest to be collected thereon) by the closing price of the Company's Common Stock as published in The Wall Street Journal Report of the New York Stock Exchange-Composite Transactions on the first day of the Offering Period and multiplying the result by one and one-half (1 1/2), or such other constant number not to exceed one and one-half (1 1/2), as may be specified by the Committee for an Offering Period. If the total number of shares of Common Stock for which options are to be granted on any date in accordance with the terms of the Plan exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby.

    (d) Interest. Amounts collected from participants during an Offering Period may accrue interest, if so determined by the Committee. The rate of interest, if any, to be paid upon such collections will be established by the Committee prior to each Offering Period and will be compounded monthly in each participant's account.

    (e) Termination of Employment. If prior to the end of an Offering Period, a participant ceases to be employed by the Company or a Participating Company for any reason, including death or retirement, the participant's option shall terminate, and any amounts collected from the participant, together with any interest thereon, shall be paid to the participant or the participant's personal representative. Amounts collected from a participant who goes on a leave of absence during an Offering Period will be applied, together with any interest credited thereto, to purchase stock as described in Section 7(g).

    (f) Termination of Option. A participant may, during an Offering Period, terminate his or her option, by giving written notice to the Committee, in such manner and at such time as the Committee may specify, and any amounts collected from the participant, together with any interest thereon, shall be paid to the participant and no further amounts will be collected during the Offering Period.

    (g) Exercise. Each option shall be exercised automatically on the last day of the Offering Period, unless the option has been previously terminated pursuant to 7(e) or 7(f). Any balance in the participant's account (including interest) after purchase of shares under an option shall be promptly paid to the participant. In the case of an offering that is not intended to qualify under Section 423 of the Code, there shall be withheld from the number of shares issuable to a participant that number of shares equal in fair market value to the federal and state income and employment tax withholding obligations with respect to the participant arising from such exercise, based on the income and employment tax withholding rates in effect at the time under federal and applicable state law.

    Upon the purchase of shares underlying an option, the Company shall cause to be promptly delivered to the participant a statement reflecting the status of his or her account and, if requested in writing, the Plan Administrator, as designated by the Committee, shall issue a stock certificate for full shares held in the participant's account and a check for the fair market value of any fractional shares then held in the participant's account. However, no stock certificates representing newly acquired shares will be issued until the date shares are eligible for sale as described in Section 7(j). The fair market value of any fractional shares will be the sales price for such shares on the New York Stock Exchange, which sale will occur as soon as administratively possible following receipt of a request for issuance of a stock certificate.

    (h) Assignability. Options under the Plan shall not be assignable or transferable by the participant, and shall be exercisable only by the participant.

    (i) Rights as Shareholder. A participant shall have no rights as a shareholder with respect to shares covered by any option granted under the Plan until the option is exercised. No adjustments will be made for dividends or other rights for which the record date is prior to the date of exercise.

    (j) Sale Limitation. Upon exercise of an option, shares acquired under the Plan may not be sold until July 1 of that year. However, prior to the start of an Offering Period the Committee may establish an alternative date upon which shares will first be eligible for sale, provided that such date will not be more than three weeks following the date upon which options are exercised under the Plan.

    (k) Accrual Limitations. No option shall permit a participant to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company or its "subsidiary corporations" (as defined in
  Section 425(f) of the Code) which accrues at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, provided that options which are not part of an offering intended to qualify as a qualified offering under Section 423 of the Code shall not be subject to such limit and shall be disregarded in applying the limit to options granted under qualified offerings. The Committee shall specify at the beginning of each Offering Period whether the offering for such Offering Period is intended to qualify under Section 423 of the Code.

    No option shall be granted to an employee if the employee would own (within the meaning of Section 424(d) of the Code), or hold outstanding options to purchase, immediately after the grant, stock possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations.

    (l) Payroll Adjustment. In order to comply with the limitation of Section 423(b)(8) of the Code as described in Section 7(k) hereof, a participant's contributions to be allocated under the Plan to the purchase of stock may be decreased to zero at any time during an Offering Period so that an employee's aggregate contributions accumulated during a calendar year do not exceed $20,040. The Committee may also establish a minimum contribution level for participants which shall be $600 per

  Offering Period (unless otherwise determined by the Committee for an Offering Period). Income tax and employment tax withholding will be made as applicable.

    (m) Other Provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

8. Capital Adjustments

  If any change is made in the Common Stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made as to the maximum number of shares subject to the Plan, and the number of shares and price per share of stock subject to outstanding options.

9. Amendments

  The Committee may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares at any time not subject to options; provided, however, that no such action of the Committee may, without the approval of shareholders of the Company, (i) increase the number of shares subject to the Plan (unless necessary to effect the adjustments required under Section 8), (ii) unless the Committee determines thereafter to grant only offerings that do not qualify under Section 423 of the Code, change the class of companies eligible to become Participating Companies, or (iii) make any other change with respect to which the Committee determines that shareholder approval is required by applicable law or regulatory standards.

10. No Employment Obligation

  Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any affiliate or constitute any contract or agreement of employment or interfere in any way with the right of the Company or an affiliate to reduce such employee's compensation from the rate in existence at the time of the granting of an option or to terminate such employee's employment at any time, with or without cause, but nothing contained herein or in any option shall affect any contractual rights of an employee pursuant to a written employment agreement.

11. Use of Proceeds

  Cash proceeds received by the Company from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

12. Regulatory Approvals

  The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of any such option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it or the Common Stock issued pursuant to it.

13. Governing Law

  To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of Delaware.

                        ------------------------------
                        HOUSEHOLD INTERNATIONAL







Notice of 1995
Annual Meeting
of Stockholders
and Proxy
Statement

                           HOUSEHOLD INTERNATIONAL
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  //

    A vote FOR Items 1, 2, and 3 is recommended by the Board of Directors



                                                                                          Withold
                                                                                For       for all
1995   1. Election of Directors.                                                / /        / /
          Nominess: W.F. Aldinger, D.C. Clark, R.J. Darnall,
 P        G.G. Dillion, J.A. Edwardson, M.J. Evans, C.F. Freidheim, Jr.,
          L.E. Levy, G.A. Lorch, J.D. Nichols, J.B. Pitblado, S.J. Stewart,
 R        L.W. Sullivan, R.C. Tower

 O     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)
 X                                                                              For        Against     Abstain
       2. Approval of the Household International Employee Stock                / /          / /         / /
 Y        Purchase Plan.
                                                                                For        Against     Abstain
       3. Ratification of Appointment of Arthur Andersen LLP as                 / /          / /         / /
          Independent Auditors.

THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH SPECIFICATION MADE IF NO CHOICES ARE
INDICATED, THIS PROXY WILL BE VOTED FOR
ITEMS 1, 2 AND 3.

Your vote will be kept permanently confidential as described in the proxy statement.

This card also provides voting instructions for shares of Common Stock held in the Household Tax Reduction Investment Plan, if registrations are identical, as described in the proxy statement.

                                      Dated:                             , 1995
                                            -----------------------------



--------------------------------------------------------------------------------
Signature




--------------------------------------------------------------------------------
Signature

NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

                           HOUSEHOLD INTERNATIONAL

   PROXY/VOTING INSTRUCTION CARD FOR ANNUAL MEETING TO BE HELD MAY 10, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        THE UNDERSIGNED HEREBY APPOINTS R.J. DARNALL, J.D. NICHOLS AND R.C. TOWER, AND EACH OF THEM, TRUE AND LAWFULL PROXIES, WITH POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK AND/OR $6.25 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK OF THE UNDERSIGNED, AT THE ANNUAL MEETING OF HOUSEHOLD INTERNATIONAL, INC. TO BE HELD MAY 10, 1995, AND AT ANY ADJOURNMENT THEREOF, ON ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, INCLUDING: THE PROPOSALS NOTED HEREIN, WHICH ARE REFERRED TO IN THE NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT PROVIDED.





     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.